EXHIBIT 24

SPECIAL MEETING OF THE

BOARD OF DIRECTORS OF

AVALON DEVELOPMENT ENTERPRISES, INC.

The undersigned, constituting the members of the Board of Directors of Avalon Development Enterprises, Inc., a Florida corporation (the "Corporation"), pursuant to Sections 607.0702(1)(a)(4)(b)1, 2, 3 and 607.0706 of the Florida Statutes, Title XXXVI, Section 607 Corporations, hereby convene this special meeting of the Board of Directors at 770 First Avenue North, St. Petersburg, Florida 33701 on this 22nd day of December, 2005 to certify that the Board of Directors has approved the use of a Limited Power of Attorney authorizing the Chairman/President Charles P. Godels to sign the SB-2 Registration Statement on behalf of the officers and directors of the corporation. Notice of this meeting has been waived and a copy of said waiver shall be attached to these minutes and placed in the corporate minute book. Each director has been authorized to attend in person or by electronic means such as telephone.

WHEREAS, the current Board of Directors believes the company should approve the use of a Limited Power of Attorney authorizing the Chairman/President Charles P. Godels to sign the SB-2 Registration Statement on behalf of the officers and directors of the corporation.

After discussing the proposal of using a Limited Power of Attorney the following resolution has been adopted after appropriate motions were duly made and seconded.

BE IT RESOLVED, that a Limited Power of Attorney authorizing the Chairman/President Charles P. Godels to sign the SB-2 Registration Statement on behalf of the officers and directors of the corporation be, and the same hereby is approved.

IT IS FURTHER RESOLVED, that the Board of Directors hereby direct that the appropriate officer(s) are hereby authorized to carry out these resolutions on behalf of the Corporation and are authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purpose and intent of these resolutions. All such acts and doings of all officers which are consistent with the purposes of this resolution are hereby authorized, approved, ratified, and confirmed in all respects; and

IT IS FURTHER RESOLVED, that these Resolutions may be signed in as many counter parts as necessary and each counter part will be accepted as if all parties had signed; and

IN WITNESS WHEREOF, the undersigned have executed this document effective as of the date first written above and certified these minutes by affixing the seal of the corporation hereto.

/s/ Laura L. Larsen Laura L. Larsen Secretary /s/ Charles P. Godels Charles P. Godels Chairman of the Board of Directors